UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 16, 2007 (July 6, 2007)

CHINA AGRITECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-49608	75-2955368
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

A# Room 0706-0707, The Spaces International Center
No. 8 Dongdaqiao Road
Chaoyang District, Beijing
People’s Republic of China, 100020

(Address of Principal Executive Offices)

(86) 10-58702123
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement

EXPLANATORY NOTE

This Amendment (the "Amendment") amends the Current Report on Form 8-K of China Agritech, Inc., a Delaware corporation (the “Company”) originally filed on July 6, 2007 (the “Original Filing”). The Company has filed this Amendment to amend Item 9.01(d) of the Original Filing to include a corrected copy of Exhibit 4.1 referenced in the Original Filing. The Exhibit 4.1 attached to the Original Filing was a prior draft of the contract and was attached to the Original Filing due to a clerical error. Pursuant to Rule 12b-15 under the Securities Exchange Act of 1934, as amended, the complete text of Item 9.01 as amended is set forth below. The remainder of the Original Filing is unchanged and is not reproduced in this Amendment.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
4.1	Form of Registration Rights Agreement, dated June 29, 2007, among China Agritech, Inc. and the investors signatory thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2007

China Agritech, Inc.

By:	/s/ Yu Chang
Yu Chang
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Form of Registration Rights Agreement, dated June 29, 2007, among China Agritech, Inc. and the investors signatory thereto.